Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


 As independent public accountants, we hereby consent to the inclusion of our reports dated December 1, 2000, in Dial-Thru International Corporation's Annual Report on Form 10-K for the years ended October 31, 2000 and 1999, as well as the incorporation by reference of such reports into the Company's previously filed Registration Statement File No. 333-86749, 333-23313, 333-33523, 333-36040, 333-52870, 333-71401 and 333-71406.


  /s/ KING GRIFFIN & ADAMSON P.C.